SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2005

CENTENNIAL SPECIALTY FOODS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-31816	55-0825751
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

10700 E. Geddes Ave. #170
Centennial, Colorado  80112

(Address of principal executive offices) (Zip Code)

(303) 292-4018

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On September 21, 2005, Centennial Specialty Foods Corporation (the “Company”) received a determination letter from the staff of The Nasdaq Stock Market indicating that the Company was not in compliance with the Audit Committee Composition requirement for continued listing set forth in Marketplace Rule 4350(d)(2)(A), as a result of only having two independent members instead of the three independent members required by such rule.  The Company’s Corporate Governance Certification Form filed with the Nasdaq SmallCap Market on October 18, 2004 was also incorrect since the Form indicated that the audit committee composition was in compliance with the rule. The Nasdaq Staff Determination letter indicated that the NASDAQ Listing Qualifications Panel (the “Panel”) will consider these matters in rendering a determination on the continued listing of the Company’s securities on The NASDAQ SmallCap Market and advised the Company to present its views with respect to this additional deficiency at the hearing scheduled for September 29, 2005. The Company intends to address this deficiency, along with the previously disclosed minimum bid price deficiency, at the hearing, but can provide no assurance whether the Panel will grant the Company’s request for continued listing.  On September 23, 2005, the Company issued a press release announcing the receipt of this notification. A copy of the press release is furnished with this report as Exhibit 99.9.

SECTION 9 — FINANCIAL STATEMENTS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of businesses acquired:

Not applicable.

(b) Pro Forma financial information:

Not applicable.

(c) Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.9	Press Release of Centennial Specialty Foods Corporation dated September 23, 2005

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL SPECIALTY FOODS CORPORATION

By:	/s/ DOUGLAS L. EVANS
Douglas L. Evans, Chief Financial Officer

Date: September 23, 2005